Exhibit 99.1
TaskUs Announces Fiscal Third Quarter 2023 Results
NEW BRAUNFELS, Texas, November 6, 2023 — TaskUs, Inc. (Nasdaq: TASK), a leading provider of outsourced digital services and next-generation customer experience to the world’s most innovative companies, today announced its results for the third quarter ended September 30, 2023.
•Third quarter total revenues of $225.6 million.
•GAAP net income of $9.8 million, GAAP net income margin of 4.3%.
•Non-GAAP Adjusted Net Income of $30.0 million, non-GAAP Adjusted Net Income margin of 13.3%.
•GAAP diluted EPS of $0.10, non-GAAP Adjusted EPS of $0.32.
•Adjusted EBITDA of $52.9 million, Adjusted EBITDA margin of 23.5%.
•Net cash provided by operating activities of $21.7 million, Free Cash Flow of $13.8 million and 26.1% conversion of Adjusted EBITDA; $32.2 million, or 60.8% conversion of Adjusted EBITDA, excluding payment for earn-out consideration.
“We achieved strong third quarter performance, once again beating our guidance. Our results were driven by new client signings, as well as stronger-than-expected volumes from existing clients. While the current environment remains volatile, we are increasing our revenue outlook for the remainder of the year, driven in part by expected seasonal volumes associated with some of our recent healthcare signings and e-Commerce clients,” said Co-Founder and CEO, Bryce Maddock. “We are pleased with the progress that we have made on our strategic growth plan. We plan to continue investing in our go-to-market and technology initiatives, including the development of our TaskGPT platform. Additionally, we are focused on using our strong cash flow to drive long-term shareholder value,” concluded Maddock.
Third Quarter 2023 Financial and Frontline Highlights

($ in thousands, except per share amounts)	Three months ended September 30,			Nine months ended September 30,
	2023	2022	% Change	2023	2022	% Change
Service revenue	$225,626	$232,130	(2.8)%	$690,101	$718,269	(3.9)%
GAAP net income	$9,772	$5,365	82.1%	$29,413	$24,680	19.2%
GAAP net income margin	4.3%	2.3%		4.3%	3.4%
Non-GAAP Adjusted Net Income	$29,961	$35,805	(16.3)%	$94,294	$109,512	(13.9)%
Non-GAAP Adjusted Net Income margin	13.3%	15.4%		13.7%	15.2%
GAAP diluted EPS	$0.10	$0.05	100.0%	$0.30	$0.24	25.0%
Non-GAAP Adjusted EPS	$0.32	$0.35	(8.6)%	$0.96	$1.06	(9.4)%
Adjusted EBITDA	$52,925	$55,456	(4.6)%	$162,806	$165,261	(1.5)%
Adjusted EBITDA margin	23.5%	23.9%		23.6%	23.0%
Net cash provided by operating activities	$21,682	$41,498	(47.8)%	$103,895	$114,464	(9.2)%
Free Cash Flow	$13,823	$34,845	(60.3)%	$80,991	$78,454	3.2%
Conversion of Adjusted EBITDA	26.1%	62.8%		49.7%	47.5%
Free Cash Flow (excluding payment for earn-out consideration)	$32,164	$34,845	(7.7)%	$99,332	$78,454	26.6%
Conversion of Adjusted EBITDA (excluding payment for earn-out consideration)	60.8%	62.8%		61.0%	47.5%
•Repurchased 4.5 million shares in the third quarter ended September 30, 2023.
•Ended the quarter with 47,000 teammates.
•Net Debt to Adjusted EBITDA leverage ratio was 0.7 times.
•Continued success on strategic cost initiatives driving strong profit margins.
•Recognized in Everest Group’s “Augmented Intelligence: The Future of Trust and Safety is Humans + AI” report.
“Our disciplined approach to cost optimization and our geographic mix shift has led to healthy Adjusted EBITDA margin improvement year to date. This has ultimately led to a stronger Free Cash Flow outlook as well,” said Balaji Sekar, Chief Financial Officer. “This quarter, we completed $48.3 million worth of share repurchases, bringing our total shares repurchased since the start of the program to 9.8 million shares. Given our current public market valuation, we continue to view share repurchases as an attractive part of our capital allocation strategy.”
Fourth Quarter and Full Year 2023 Outlook
For the fourth quarter and full year 2023, TaskUs expects its financial results to include1, 2:

2023 Outlook
	Fourth Quarter	Full Year
Revenue (in millions)	$225 to $227	$915 to $917
Revenue change (YoY) at midpoint	(6.7)%	(4.6)%
Adjusted EBITDA Margin	~22.5%	~23.3%
Free Cash Flow (excluding payment for earn-out consideration) (in millions)	N/A	$115+
1.With respect to the non-GAAP Adjusted EBITDA margin outlook provided above, a reconciliation to the closest GAAP financial measure has not been provided as the quantification of certain items included in the calculation of GAAP net income (loss) cannot be calculated or predicted at this time without unreasonable efforts. For example, the non-GAAP adjustment for stock-based compensation expense requires additional inputs such as number of shares granted and market price that are not currently ascertainable, the non-GAAP adjustment for foreign currency gains or losses depends on the timing and magnitude of changes in foreign currency exchange rates and cannot be accurately forecasted. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on its future GAAP financial results.
2.Free Cash Flow (excluding payment of earn-out consideration) is calculated as net cash provided by operating activities in the period minus cash used for purchase of property and equipment and payment for earn-out consideration in the period. Net cash provided by operating activities for the full year 2023 (excluding payment for heloo earn-out consideration of $18.3 million) is expected to be approximately $150 million and purchase of property and equipment is expected to be approximately $35 million.
Conference Call Information
TaskUs senior management will host a conference call today to discuss the Company’s third quarter 2023 financial results and financial outlook. This call is scheduled to begin at 5:00 pm ET and can be accessed by dialing 877-407-2988 from the United States or Canada or +1 201-389-0923 from other international locations. To listen to a live audio webcast, please visit TaskUs’ Investor Relations website at IR.Taskus.com. A replay of the audio webcast will be available for 90 days on the same website following the call. At the time of the conference call and webcast, the Company will post a slide presentation and other materials on its website.
About TaskUs
TaskUs is a leading provider of outsourced digital services and next-generation customer experience to the world’s most innovative companies, helping its clients represent, protect, and grow their brands. Leveraging a cloud-based infrastructure, TaskUs serves clients in the fastest-growing sectors, including social media, e-commerce, gaming, streaming media, food delivery and ride-sharing, Technology, FinTech, and HealthTech. As of September 30, 2023, TaskUs had a worldwide headcount of approximately 47,000 people across 28 locations in 13 countries, including the United States, the Philippines, and India.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts, and further include, without limitation, statements reflecting our current views with respect to, among other things, our operations, our financial performance, our industry, the impact of the macroeconomic environment on our business, and other non-historical statements including the statements in the “Fourth Quarter and Full Year 2023 Outlook” section of this press release. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “predicts,” “intends,” “trends,” “plans,” “estimates,” “anticipates,” “position us” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors include but are not limited to: the dependence of our business on key clients; the risk of loss of business or non-payment from clients; our failure to cost-effectively acquire and retain new clients; the risk that we may provide inadequate service or cause disruptions in our clients’ businesses or fail to comply with the quality standards required by our clients under our agreements; unauthorized or improper disclosure of personal or other sensitive information, or security breaches and incidents; negative publicity or liability or difficulty recruiting and retaining employees; our failure to detect and deter criminal or fraudulent activities or other misconduct by our employees or third parties; global economic and political conditions, especially in the social media and meal delivery and transport industries from which we generate significant revenue; the dependence of our business on our international operations, particularly in the Philippines and India; our failure to comply with applicable data privacy and security laws and regulations; our inability to anticipate clients’ needs by adapting to market and technology trends; fluctuations against the U.S. dollar in the local currencies in the countries in which we operate; our inability to maintain and enhance our brand; competitive pricing pressure; unfavorable or uncertain economic and political conditions; our dependence on senior management and key employees; the COVID-19 pandemic, including the resulting global economic uncertainty and measures taken in response to the pandemic; increases in employee expenses and changes to labor laws; failure to attract, hire, train and retain a sufficient number of skilled employees to support operations, reliance on owned and third-party technology and computer systems; failure to maintain asset utilization levels, price appropriately and control costs; the control of affiliates of Blackstone Inc. and our Co-Founders over us; and the dual class structure of our common stock. Additional risks and uncertainties include but are not limited to those described under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the Securities and Exchange Commission (the “SEC”) on March 6, 2023, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the Company’s SEC filings. TaskUs undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by law.
Non-GAAP Measures
TaskUs supplements results reported in accordance with United States generally accepted accounting principles (GAAP), with non-GAAP financial measures, such as Adjusted Net Income, Adjusted Net Income Margin, Adjusted EPS, EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Free Cash Flow (excluding payment for earn-out consideration), Conversion of Adjusted EBITDA and Conversion of Adjusted EBITDA (excluding payment for earn-out consideration). Management believes these measures help illustrate underlying trends in TaskUs’ business and uses the measures to establish budgets and operational goals, communicate internally and externally, and manage TaskUs’ business and evaluate its performance. Management also believes these measures help investors compare TaskUs’ operating performance with its results in prior periods. TaskUs anticipates that it will continue to report both GAAP and certain non-GAAP financial measures in its financial results, including non-GAAP results that exclude the impact of certain costs, losses and gains that are required to be included in our profit and loss measures under GAAP. Because TaskUs’ reported non-GAAP financial measures are not calculated in accordance with GAAP, these measures are not comparable to GAAP and may not be comparable to similarly described non-GAAP measures reported by other companies within TaskUs’ industry. Consequently, TaskUs’ non-GAAP financial measures should not be evaluated in isolation or supplant comparable GAAP measures, but rather, should be considered together with the information in TaskUs’ consolidated financial statements, which are prepared in accordance with GAAP. Definitions of non-GAAP financial measures and the reconciliations to the most directly comparable measures in accordance with GAAP are provided in subsequent sections of this press release narrative and supplemental schedules.
Investor Contact
Trent Thrash
IR@taskus.com
Media Contact
Lisa Wolford
mediainquiries@taskus.com

TaskUs, Inc.
Condensed Consolidated Statements of Operations (unaudited)
(in thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
Service revenue	$225,626	$232,130	$690,101	$718,269
Operating expenses:
Cost of services	130,139	134,544	401,455	419,364
Selling, general, and administrative expense	57,114	62,348	179,583	195,514
Depreciation	9,762	9,428	29,502	27,986
Amortization of intangible assets	5,027	5,087	15,276	14,765
Loss (gain) on disposal of assets	640	(8)	772	(18)
Total operating expenses	202,682	211,399	626,588	657,611
Operating income	22,944	20,731	63,513	60,658
Other expense, net	2,895	7,612	34	16,042
Financing expenses	5,712	3,859	16,141	7,665
Income before income taxes	14,337	9,260	47,338	36,951
Provision for income taxes	4,565	3,895	17,925	12,271
Net income	$9,772	$5,365	$29,413	$24,680
Net income per common share:
Basic	$0.11	$0.05	$0.31	$0.25
Diluted	$0.10	$0.05	$0.30	$0.24
Weighted-average number of common shares outstanding:
Basic	92,480,316	98,299,612	95,522,026	97,854,944
Diluted	94,035,111	101,920,413	97,729,230	103,073,208

TaskUs, Inc.
Condensed Consolidated Balance Sheets (unaudited)
(in thousands)

	September 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$114,616	$133,992
Accounts receivable, net of allowance for doubtful accounts of $1,909 and $3,422, respectively	179,120	178,678
Income tax receivable	5,639	2,879
Prepaid expenses and other current assets	25,897	25,876
Total current assets	325,272	341,425
Noncurrent assets:
Property and equipment, net	74,495	75,053
Operating lease right-of-use assets	43,297	41,510
Deferred tax assets	6,406	6,165
Intangibles	197,636	212,993
Goodwill	217,170	217,382
Other noncurrent assets	6,503	7,487
Total noncurrent assets	545,507	560,590
Total assets	$870,779	$902,015
Liabilities and Shareholders’ Equity
Liabilities:
Current liabilities:
Accounts payable and accrued liabilities	$34,898	$37,062
Accrued payroll and employee-related liabilities	44,898	48,663
Current portion of debt	6,372	3,334
Current portion of operating lease liabilities	14,723	11,614
Current portion of income tax payable	7,082	5,730
Deferred revenue	3,199	3,481
Total current liabilities	111,172	109,884
Noncurrent liabilities:
Income tax payable	2,286	2,293
Long-term debt	259,446	264,225
Operating lease liabilities	31,516	32,380
Accrued payroll and employee-related liabilities	2,973	2,818
Deferred tax liabilities	34,495	34,514
Other noncurrent liabilities	143	288
Total noncurrent liabilities	330,859	336,518
Total liabilities	442,031	446,402
Total shareholders’ equity	428,748	455,613
Total liabilities and shareholders’ equity	$870,779	$902,015

TaskUs, Inc.
Condensed Consolidated Statement of Cash Flows (unaudited)
(in thousands)

	Nine months ended September 30,
	2023	2022
Cash flows from operating activities:
Net income	$29,413	$24,680
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	29,502	27,986
Amortization of intangibles	15,276	14,765
Amortization of debt financing fees	447	420
Loss (gain) on disposal of assets	772	(18)
Provision for losses on accounts receivable	—	1,329
Unrealized foreign exchange losses on forward contracts	6,020	13,522
Deferred taxes	(255)	(39)
Stock-based compensation expense	42,337	54,764
Changes in operating assets and liabilities:
Accounts receivable	(680)	(6,995)
Prepaid expenses and other current assets	(4,403)	(8,022)
Operating lease right-of-use assets	10,670	9,762
Other noncurrent assets	(123)	(522)
Accounts payable and accrued liabilities	(9,063)	(3,941)
Accrued payroll and employee-related liabilities	(4,093)	10,477
Operating lease liabilities	(10,217)	(9,146)
Income tax payable	(1,278)	(13,918)
Deferred revenue	(278)	(738)
Other noncurrent liabilities	(152)	98
Net cash provided by operating activities	103,895	114,464
Cash flows from investing activities:
Purchase of property and equipment	(22,904)	(36,010)
Acquisition, net of cash acquired	—	(23,235)
Investment in loan receivable	(1,000)	—
Net cash used in investing activities	(23,904)	(59,245)
Cash flows from financing activities:
Proceeds from borrowings, Revolving credit facility	—	32,500
Proceeds from long-term debt	—	270,000
Payments for deferred business acquisition consideration	(145)	—
Payments on long-term debt	(2,025)	(272,403)
Payments for debt financing fees	—	(1,821)
Proceeds from employee stock plans	554	2,217
Payments for taxes related to net share settlement	(2,035)	(3,937)
Payments for stock repurchases	(92,683)	(13,702)
Net cash provided by (used in) financing activities	(96,334)	12,854
Increase (decrease) in cash and cash equivalents	(16,343)	68,073
Effect of exchange rate changes on cash and cash equivalents	(3,033)	(9,166)
Cash and cash equivalents at beginning of period	133,992	63,584
Cash and cash equivalents at end of period	$114,616	$122,491

TaskUs, Inc.
Non-GAAP Reconciliations
Adjusted EBITDA (unaudited)
(in thousands, except margin amounts)

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
Net income	$9,772	$5,365	$29,413	$24,680
Provision for income taxes	4,565	3,895	17,925	12,271
Financing expenses	5,712	3,859	16,141	7,665
Depreciation	9,762	9,428	29,502	27,986
Amortization of intangible assets	5,027	5,087	15,276	14,765
EBITDA	$34,838	$27,634	$108,257	$87,367
Transaction costs(1)	—	39	245	588
Earn-out consideration(2)	(53)	3,648	7,863	4,976
Foreign currency losses(3)	3,494	7,713	1,316	16,367
Loss (gain) on disposal of assets	640	(8)	772	(18)
Severance costs(4)	60	—	1,628	821
Stock-based compensation expense(5)	13,946	16,430	42,725	55,160
Adjusted EBITDA	$52,925	$55,456	$162,806	$165,261
Net Income Margin(6)	4.3%	2.3%	4.3%	3.4%
Adjusted EBITDA Margin(6)	23.5%	23.9%	23.6%	23.0%

(1)	Represents professional service fees related to the acquisition of heloo in 2022 and other non-recurring transactions.
(2)	Represents earn-out consideration recognized as compensation expense related to the acquisition of heloo.
(3)	Realized and unrealized foreign currency losses include the effect of fair market value changes of forward contracts and remeasurement of U.S. dollar-denominated accounts to foreign currency.
(4)	Represents severance payments as a result of certain cost optimization measures we undertook during the period to restructure support roles.
(5)	Represents stock-based compensation expense associated with equity-classified awards, as well as associated payroll tax.
(6)	Net Income Margin represents net income divided by service revenue and Adjusted EBITDA Margin represents Adjusted EBITDA divided by service revenue.

TaskUs, Inc.
Non-GAAP Reconciliations
Adjusted Net Income (unaudited)
(in thousands, except margin amounts)

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
Net income	$9,772	$5,365	$29,413	$24,680
Amortization of intangible assets	5,027	5,087	15,276	14,765
Transaction costs(1)	—	39	245	588
Earn-out consideration(2)	(53)	3,648	7,863	4,976
Foreign currency losses(3)	3,494	7,713	1,316	16,367
Loss (gain) on disposal of assets	640	(8)	772	(18)
Severance costs(4)	60	—	1,628	821
Stock-based compensation expense(5)	13,946	16,430	42,725	55,160
Tax impacts of adjustments(6)	(2,925)	(2,469)	(4,944)	(7,827)
Adjusted Net Income	$29,961	$35,805	$94,294	$109,512
Net Income Margin(7)	4.3%	2.3%	4.3%	3.4%
Adjusted Net Income Margin(7)	13.3%	15.4%	13.7%	15.2%

(1)	Represents professional service fees related to the acquisition of heloo in 2022 and other non-recurring transactions.
(2)	Represents earn-out consideration recognized as compensation expense related to the acquisition of heloo.
(3)	Realized and unrealized foreign currency losses include the effect of fair market value changes of forward contracts and remeasurement of U.S. dollar-denominated accounts to foreign currency.
(4)	Represents severance payments as a result of certain cost optimization measures we undertook during the period to restructure support roles.
(5)	Represents stock-based compensation expense associated with equity-classified awards, as well as associated payroll tax.
(6)	Represents tax impacts of adjustments to net income which resulted in a tax benefit during the period, including stock-based compensation expense and earn-out consideration.
(7)	Net Income Margin represents net income divided by service revenue and Adjusted Net Income Margin represents Adjusted Net Income divided by service revenue.

TaskUs, Inc.
Non-GAAP Reconciliations
Adjusted EPS (unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
GAAP diluted EPS	$0.10	$0.05	$0.30	$0.24
Per share adjustments to net income(1)	0.22	0.30	0.66	0.82
Adjusted EPS	$0.32	$0.35	$0.96	$1.06

Weighted-average common shares outstanding – diluted	94,035,111	101,920,413	97,729,230	103,073,208

(1)
Reflects the aggregate adjustments made to reconcile net income to Adjusted Net Income, as noted in the above table, divided by the GAAP diluted weighted-average number of shares outstanding for the relevant period.

TaskUs, Inc.
Non-GAAP Reconciliations
Free Cash Flow (unaudited)
(in thousands, except percentages)

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
Net cash provided by operating activities	$21,682	$41,498	$103,895	$114,464
Purchase of property and equipment	(7,859)	(6,653)	(22,904)	(36,010)
Free Cash Flow	$13,823	$34,845	$80,991	$78,454
Payment for earn-out consideration	18,341	—	18,341	—
Free Cash Flow (excluding payment for earn-out consideration)	$32,164	$34,845	$99,332	$78,454
Conversion of Adjusted EBITDA(1)	26.1%	62.8%	49.7%	47.5%
Conversion of Adjusted EBITDA (excluding payment for earn-out consideration)(1)	60.8%	62.8%	61.0%	47.5%

(1)
Conversion of Adjusted EBITDA represents Free Cash Flow divided by Adjusted EBITDA. Conversion of Adjusted EBITDA (excluding payment for earn-out consideration) represents Free Cash Flow (excluding payment for earn-out consideration) divided by Adjusted EBITDA.

Definitions of Non-GAAP Metrics
EBITDA and Adjusted EBITDA
EBITDA is a non-GAAP profitability measure that represents net income or loss for the period before the impact of the benefit from or provision for income taxes, financing expenses, depreciation, and amortization of intangible assets. EBITDA eliminates potential differences in performance caused by variations in capital structures (affecting financing expenses), tax positions (such as the availability of net operating losses against which to relieve taxable profits), the cost and age of tangible assets (affecting relative depreciation expense) and the extent to which intangible assets are identifiable (affecting relative amortization expense).
Adjusted EBITDA is a non-GAAP profitability measure that represents EBITDA before certain items that are considered to hinder comparison of the performance of our businesses on a period-over-period basis or with other businesses. During the periods presented, we excluded from Adjusted EBITDA transaction costs, earn-out consideration, the effect of foreign currency gains and losses, gains and losses on disposals of assets, non-recurring severance costs and stock-based compensation expense and employer payroll tax associated with equity-classified awards, which include costs that are required to be expensed in accordance with GAAP. Our management believes that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA are appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future.
Adjusted EBITDA Margin represents Adjusted EBITDA divided by service revenue.
Adjusted Net Income
Adjusted Net Income is a non-GAAP profitability measure that represents net income or loss for the period before the impact of amortization of intangible assets and certain items that are considered to hinder comparison of the performance of our businesses on a period-over-period basis or with other businesses. During the periods presented, we excluded from Adjusted Net Income amortization of intangible assets, transaction costs, earn-out consideration, the effect of foreign currency gains and losses, gains and losses on disposals of assets, non-recurring severance costs, stock-based compensation expense and employer payroll tax associated with equity-classified awards and the related effect on income taxes of certain pre-tax adjustments, which include costs that are required to be expensed in accordance with GAAP. Our management believes that the inclusion of supplementary adjustments to net income applied in presenting Adjusted Net Income are appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future.
Adjusted Net Income Margin represents Adjusted Net Income divided by service revenue.
Adjusted EPS
Adjusted EPS is a non-GAAP profitability measure that represents earnings available to shareholders excluding the impact of certain items that are considered to hinder comparison of the performance of our business on a period-over-period basis or with other businesses. Adjusted EPS is calculated as Adjusted Net Income divided by our diluted weighted-average number of shares outstanding, including the impact of any potentially dilutive common stock equivalents that are anti-dilutive to GAAP net income per share – diluted ("GAAP diluted EPS") but dilutive to Adjusted EPS. Our management believes that the inclusion of supplementary adjustments to earnings per share applied in presenting Adjusted EPS are appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future.
Free Cash Flow
Free Cash Flow is a non-GAAP liquidity measure that represents our ability to generate additional cash from our business operations. Free Cash Flow is calculated as net cash provided by operating activities in the period minus cash used for purchase of property and equipment in the period. Our management believes that the inclusion of this non-GAAP measure, when considered with our GAAP results, provides management and investors with an additional understanding of our ability to generate additional cash for ongoing business operations and other capital deployment
Free Cash Flow (excluding payment for earn-out consideration) is a non-GAAP liquidity measure that represents Free Cash Flow before the payment of earn-out consideration which would hinder comparison of the performance of our business on a period-over-period basis or with other businesses. Our management believes that the inclusion of this supplementary adjustment to Free Cash Flow is appropriate to provide additional information to investors about this unusual item that we do not expect to continue at the same level in the future.
Conversion of Adjusted EBITDA represents Free Cash Flow divided by Adjusted EBITDA. Conversion of Adjusted EBITDA (excluding payment for earn-out consideration) represents Free Cash Flow (excluding payment for earn-out consideration) divided by Adjusted EBITDA.